UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2010

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2010, the Board of Directors (the “Board”) of DaVita Inc. (the “Company”) appointed Carol Anthony (John) Davidson, as a member of the Board. The Board also appointed Mr. Davidson as a member of each of the Audit Committee and the Nominating and Governance Committee of the Board. A copy of the press release announcing the appointment of Mr. Davidson is attached hereto as Exhibit 99.1.

Pursuant to the Company’s Non-Management Director Compensation Philosophy and Plan (the “Plan”), Mr. Davidson will receive an initial grant of stock-settled stock appreciation rights on a base number of 15,000 shares of the common stock of the Company in connection with his election to the Board. In addition, Mr. Davidson will receive the standard compensation amounts payable to non-management directors of the Company as set forth in the Plan. The foregoing description of the Plan is qualified in its entirety by reference to the Plan filed on May 8, 2008 as an exhibit to the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2008.

No arrangement or understanding exists between Mr. Davidson and any other person or persons pursuant to which he was selected as a director. The Company has not been a participant in any transaction since the beginning of its last fiscal year, and is not a participant in any currently proposed transaction, in which Mr. Davidson, or any member of his immediate family, had or will have a direct or indirect material interest.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of DaVita Inc. dated December 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: December 6, 2010	/S/ KIM M. RIVERA
Kim M. Rivera
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of DaVita Inc. dated December 6, 2010